Exhibit 99.1

  Bank of the Ozarks, Inc. Announces Record Third Quarter Earnings


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Oct. 9, 2003--Bank of the Ozarks, Inc. (Nasdaq:OZRK) today announced record earnings for the quarter ended September 30, 2003. Net income for the quarter was $5,274,000, a 42.7% increase over net income of $3,696,000 for the third quarter of 2002. Diluted earnings per share were $0.64 for the third quarter of 2003 compared to $0.47 for the third quarter of 2002, an increase of 36.2%.
    For the nine months ended September 30, 2003, net income totaled $14,589,000, a 42.7% increase over net income of $10,225,000 for the first nine months of 2002. Diluted earnings per share for the first nine months of 2003 were $1.80, compared to $1.31 for the same period in 2002, an increase of 37.4%.
    The Company's annualized returns on average assets and average stockholders' equity for the third quarter of 2003 were 1.68% and 23.04%, respectively, compared with 1.57% and 21.96%, respectively, for the comparable quarter in 2002. Annualized returns on average assets and average stockholders' equity for the nine months ended September 30, 2003 were 1.70% and 23.70%, respectively, compared with 1.53% and 22.08%, respectively, for the nine months ended September 30, 2002.
    Loans were $860 million at September 30, 2003 compared to $687 million at September 30, 2002, an increase of 25.2%. Deposits were $995 million at September 30, 2003 compared to $757 million at September 30, 2002, an increase of 31.4%. Total assets were $1.25 billion at September 30, 2003, a 29.9% increase from $965 million at September 30, 2002.
    During the second quarter the Company closed its purchase of RVB Bancshares, Inc. ("RVB") acquiring $41 million in loans and $50 million in deposits. Excluding these loans and deposits, in the twelve months ended September 30, 2003, the Company's loans grew $132 million, or 19.2%, and its deposits grew $188 million, or 24.7%.
    Stockholders' equity increased 32.5% from $69.0 million at September 30, 2002 to $91.4 million at September 30, 2003, resulting in book value per share increasing 26.5% from $8.96 to $11.33. The Company's ratio of common equity to assets increased from 7.15% as of September 30, 2002 to 7.29% as of September 30, 2003, and its ratio of tangible common equity to assets decreased from 6.89% as of September 30, 2002 to 6.81% as of September 30, 2003.
    In commenting on these results, George Gleason, Chairman and Chief Executive Officer, stated, "We are excited to report our eleventh consecutive quarter of record net income and earnings per share. We have now reported record net income in 25 of the last 27 quarters. Our excellent third quarter earnings were achieved with strong revenue growth as we set new records in net interest income, deposit account service charges, mortgage income and trust income. Good loan and deposit growth generated by our growth and de novo branching strategy contributed to this revenue growth. In addition the favorable conditions for mortgage financing helped us achieve a record level of mortgage income, and a high level of Arkansas municipal bond issuance contributed to the record trust income."

    NET INTEREST INCOME

    Net interest income for the third quarter of 2003 increased 16.8% to $12,671,000 compared to $10,851,000 for the third quarter of 2002. The Company has now achieved ten consecutive quarters of record net interest income. Net interest margin, on a fully taxable equivalent basis, was 4.48% in the third quarter of 2003 compared to 4.96% in the third quarter of 2002, a decrease of 48 basis points. Net interest income for the nine months ended September 30, 2003 increased 18.9% to $36,129,000 compared to $30,380,000 for the nine months ended September 30, 2002. Net interest margin, on a fully taxable equivalent basis, was 4.65% for the first nine months in 2003, a decrease of 26 basis points from 4.91% for the comparable nine month period in 2002.
    Mr. Gleason stated, "The extraordinary low level of interest rates, a high level of prepayments in our loan and securities portfolios and the flattening yield curve have caused some reduction in our net interest margin from the high levels achieved in 2002. Notwithstanding these factors, we are pleased that our strong growth in loans and other earning assets has allowed us to achieve record net interest income in each of the last ten quarters.
    "In addition the Financial Accounting Standards Board issued SFAS No. 150 which became effective July 1, 2003 and deals with certain financial instruments with characteristics of both debt and equity, such as our outstanding trust preferred securities. Under prior accounting treatment we reported the dividends paid on trust preferred securities as a distribution to minority interests. Starting in the third quarter of 2003, these distributions are reported as interest expense. While this change had no effect on our bottom line net income or diluted earnings per share, it did reduce our net interest margin and increase our efficiency ratio for the quarter just ended. Implementation of SFAS No. 150 reduced our net interest margin by 14 basis points for the third quarter of 2003 and 5 basis points for the first nine months of 2003. Restatement of prior period numbers for comparability is not permitted by SFAS No. 150."

    NON-INTEREST INCOME

    Non-interest income for the third quarter of 2003 was $5,135,000 compared with $2,958,000 for the third quarter of 2002, a 73.6% increase. Non-interest income for the nine months ended September 30, 2003 was $13,227,000 compared to $7,860,000 for the nine months ended September 30, 2002, a 68.3% increase.
    During the first nine months of 2003, the Company's non-interest income included $133,000 of securities gains compared to $217,000 in securities losses during the first nine months of 2002. During the first nine months of 2003, the Company had income from bank owned life insurance purchased in the fourth quarter of 2002 and also benefited from a high level of mortgage lending activity, an increase in corporate trust income from a high level of municipal bond issues, and continued growth in its customer base.

    NON-INTEREST EXPENSE

    Non-interest expense for the third quarter of 2003 was $8,629,000 compared with $6,382,000 for the third quarter of 2002, an increase of 35.2%. The Company's efficiency ratio for the quarter ended September 30, 2003 was 47.6% compared to 45.9% for the third quarter of 2002. Non-interest expense for the first nine months of 2003 was $23,137,000 compared with $18,077,000 for the first nine months of 2002, an increase of 28.0%. The Company's efficiency ratio for the first nine months of 2003 was 46.2% compared to 46.9% for the first nine months of 2002. Implementation of SFAS No. 150, as discussed above, had the effect of increasing the Company's efficiency ratio for the third quarter of 2003 by 105 basis points and for the first nine months of 2003 by 37 basis points.
    A number of factors contributed to the Company's growth in non-interest expense in the quarter just ended. The Company's high volume of mortgage business and trust income resulted in increased levels of variable compensation expense including commissions, incentives and bonuses. The Company's high level of third quarter income allowed it to increase various types of expenditures including advertising and public relations. During the third quarter the Company also incurred certain expenses in connection with its conversion to a new trust computer system, the opening of a new loan production office in the Dallas, Texas area, and the opening of its third full service banking office in Fort Smith, Arkansas.
    Mr. Gleason stated, "Our growth and de novo branching strategy necessarily entails growth in overhead as we routinely add new offices and staff. Our goal is to achieve an even faster rate of revenue growth. With this strong focus on revenue growth, we have now achieved nine consecutive quarters in which our efficiency ratio has been below 50%."

    ASSET QUALITY, CHARGE-OFFS AND RESERVES

    Nonperforming loans as a percent of total loans were 0.50% at September 30, 2003 compared to 0.39% as of September 30, 2002 and 0.53% as of June 30, 2003. Nonperforming assets as a percent of total assets were 0.41% as of September 30, 2003 compared to 0.34% as of September 30, 2002 and 0.42% as of June 30, 2003. The Company's ratio of loans past due 30 days or more, including past due non-accrual loans, to total loans was 0.64% at September 30, 2003 compared to 0.83% at September 30, 2002 and 0.76% at June 30, 2003.
    The Company's annualized net charge-off ratio for the third quarter of 2003 was 0.24% compared to 0.25% for the third quarter of 2002. The Company's annualized net charge-off ratio was 0.24% for the nine months ended September 30, 2003 compared to 0.21% for the nine months ended September 30, 2002.
    The Company's allowance for loan losses increased to $13.1 million at September 30, 2003, or 1.52% of total loans, compared to $10.3 million, or 1.50% of total loans, at September 30, 2002. The increase in the allowance for loan losses in recent quarters reflects the Company's cautious outlook regarding the current uncertainty about economic conditions as well as the change in the mix and size of the Company's loan portfolio. As of September 30, 2003, the Company's allowance for loan losses equaled 302% of its total nonperforming loans.

    GROWTH AND EXPANSION

    The Company expects to continue its growth and de novo branching strategy in the last quarter of 2003 by opening one new banking office in Benton. Also in the fourth quarter of 2003, the Company expects to complete construction of a permanent facility in Cabot which will replace its temporary office in that market. Assuming these offices open as expected, the Company will have added three new loan production offices and seven new full service banking offices in 2003, including the full service office acquired in the RVB purchase.
    In commenting on the Company's growth and expansion plans for 2004, Mr. Gleason stated, "While we have not yet finalized our plan for 2004 new office openings, we expect roughly the same number of new office openings as in 2003." Opening new offices is subject to availability of suitable sites, hiring qualified personnel, obtaining regulatory approvals and other conditions and contingencies.

    ISSUANCE OF TRUST PREFERRED SECURITIES

    During the last six days of the third quarter, the Company closed two transactions in which it issued $28 million of adjustable rate trust preferred securities. These securities bear a weighted average interest rate of 90-day LIBOR plus 2.93%, adjustable quarterly. The initial weighted average rate is 4.07%. These securities have a 30-year final maturity and are prepayable at par by the Company on or after the fifth anniversary date or earlier in certain circumstances.
    In commenting on the issuance of these securities, Mr. Gleason stated, "These transactions provide us additional regulatory capital to support our continued growth and expansion. It is likely that $17.3 million of the proceeds will be used to prepay our previous issue of 9% trust preferred securities which is prepayable on or after June 18, 2004. We will not make a final decision on such prepayment until mid-May of 2004."

    CONFERENCE CALL

    Management will conduct a conference call to review announcements made in this press release at 10:00 a.m. CDT (11:00 a.m. EDT) on Friday, October 10, 2003. The call will be available live or in recorded version on the Company's website www.bankozarks.com under "Investor Relations" or interested parties calling from locations within the United States and Canada may call 1-800-990-4845 up to ten minutes prior to the beginning of the conference and ask for Bank of the Ozarks' conference call. A recorded playback of the entire call will be available on the Company's website or by telephone by calling 1-800-642-1687 in the United States and Canada or 706-645-9291 internationally. The passcode for this telephone playback is 2583520. The telephone playback will be available through October 31, 2003 and the website recording of the call will be available for 12 months.

    GENERAL

    This release contains forward looking statements regarding the Company's plans, expectations and outlook for the future including statements regarding the opening of new offices and the possible prepayment of certain trust preferred securities. Actual results may differ materially from those projected in such forward looking statements, due, among other things, to continued interest rate changes, competitive factors, general economic conditions, including the current economic slow down, and their effects on the credit worthiness of borrowers and collateral values, the ability to attract new deposits and loans, delays in identifying and opening satisfactory sites, delays in or inability to obtain required regulatory approvals, as well as, other factors identified in this press release or in Management's Discussion and Analysis under the caption "Forward Looking Information" contained in the Company's 2002 Annual Report to Stockholders and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
    Bank of the Ozarks, Inc. trades on the NASDAQ National Market under the symbol "OZRK". The Company owns a state chartered subsidiary bank that conducts banking operations through 39 offices in 24 communities throughout northern, western and central Arkansas and loan production offices in Mountain Home, Arkansas, Charlotte, North Carolina and Frisco and Dallas, Texas. The Company may be contacted at
(501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.
The Company's website is: www.bankozarks.com.

                       Bank of the Ozarks, Inc.
                 Selected Consolidated Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited


                                             Third Quarter Ended
                                                September 30,
                                       -------------------------------
                                          2003       2002    % Change
                                       ----------- --------- ---------
Income statement data:
----------------------
 Net interest income                      $12,671   $10,851      16.8%
 Provision for possible loan losses         1,050     1,080      (2.8)
 Non-interest income                        5,135     2,958      73.6
 Non-interest expenses                      8,629     6,382      35.2
 Distribution on trust preferred
  securities                                    -       397         -
 Net income to common shareholders          5,274     3,696      42.7

Common stock data:
------------------
 Net income per share - diluted             $0.64     $0.47      36.2%
 Net income per share - basic                0.65      0.48      35.4
 Cash dividends per share                    0.12      0.08      50.0
 Book value per share                       11.33      8.96      26.5
 Diluted shares outstanding                 8,241     7,887
 End of period shares outstanding           8,069     7,697

Balance sheet data at period end:
---------------------------------
 Total assets                          $1,253,571  $965,008      29.9%
 Total loans                              860,051   686,840      25.2
 Allowance for loan losses                 13,100    10,308      27.1
 Total investment securities              289,936   215,828      34.3
 Goodwill                                   4,936     1,808     173.0
 Other intangibles - net of
  amortization                              1,503       901      66.8
 Total deposits                           994,571   757,180      31.4
 Repurchase agreements with customers      43,390    20,325     113.5
 Other borrowings                          73,520    97,140     (24.3)
 Trust preferred debentures                45,250    17,250     162.3
 Stockholders' equity                      91,421    68,985      32.5
 Loan to deposit ratio                      86.47%    90.71%

Selected ratios:
----------------
 Return on average assets(a)                 1.68%     1.57%
 Return on average stockholders'
  equity(a)                                 23.04     21.96
 Average equity to total average assets      7.29      7.17
 Net interest margin - FTE(a)                4.48      4.96
 Overhead ratio(a)                           2.75      2.72
 Efficiency ratio                           47.63     45.90
 Allowance for possible loan
  losses to total loans                      1.52      1.50
 Nonperforming loans to total loans          0.50      0.39
 Nonperforming assets to total assets        0.41      0.34
 Net charge-offs to average loans, net
  of unearned income(a)                      0.24      0.25

Other information:
------------------
 Non-accrual loans                         $4,334    $2,670
 Accruing loans - 90 days past due              -         -
 ORE and repossessions                        866       598


                                              Nine Months Ended
                                                September 30,
                                       -------------------------------
                                          2003       2002    % Change
                                       ----------- --------- ---------
Income statement data:
----------------------
 Net interest income                      $36,129   $30,380      18.9%
 Provision for possible loan losses         2,895     2,575      12.4
 Non-interest income                       13,227     7,860      68.3
 Non-interest expenses                     23,137    18,077      28.0
 Distribution on trust preferred
  securities                                  793     1,190     (33.4)
 Net income to common shareholders         14,589    10,225      42.7

Common stock data:
------------------
 Net income per share - diluted             $1.80     $1.31      37.4%
 Net income per share - basic                1.84      1.34      37.3
 Cash dividends per share                    0.33      0.21      57.1
 Book value per share                       11.33      8.96      26.5
 Diluted shares outstanding                 8,104     7,819
 End of period shares outstanding           8,069     7,697

Balance sheet data at period end:
---------------------------------
 Total assets                          $1,253,571  $965,008      29.9%
 Total loans                              860,051   686,840      25.2
 Allowance for loan losses                 13,100    10,308      27.1
 Total investment securities              289,936   215,828      34.3
 Goodwill                                   4,936     1,808     173.0
 Other intangibles - net of
  amortization                              1,503       901      66.8
 Total deposits                           994,571   757,180      31.4
 Repurchase agreements with customers      43,390    20,325     113.5
 Other borrowings                          73,520    97,140     (24.3)
 Trust preferred debentures                45,250    17,250     162.3
 Stockholders' equity                      91,421    68,985      32.5
 Loan to deposit ratio                      86.47%    90.71%

Selected ratios:
----------------
 Return on average assets(a)                 1.70%     1.53%
 Return on average stockholders'
  equity(a)                                 23.70     22.08
 Average equity to total average assets      7.17      6.92
 Net interest margin - FTE(a)                4.65      4.91
 Overhead ratio(a)                           2.69      2.70
 Efficiency ratio                           46.22     46.87
 Allowance for possible loan
  losses to total loans                      1.52      1.50
 Nonperforming loans to total loans          0.50      0.39
 Nonperforming assets to total assets        0.41      0.34
 Net charge-offs to average loans, net
  of unearned income(a)                      0.24      0.21

Other information:
------------------
 Non-accrual loans                         $4,334    $2,670
 Accruing loans - 90 days past due              -         -
 ORE and repossessions                        866       598

(a) Ratios annualized based on actual days



                       Bank of the Ozarks, Inc.
                 Supplemental Quarterly Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited


                                  12/31/01  3/31/02  6/30/02  9/30/02
                                  --------- -------- -------- --------
Earnings Summary:
-----------------
 Net interest income                $8,939   $9,334  $10,194  $10,851
 Federal tax (FTE) adjustment          145      138       95       95
                                  --------- -------- -------- --------
 Net interest margin (FTE)           9,084    9,472   10,289   10,946
 Loan loss provision                (1,479)    (550)    (945)  (1,080)
 Non-interest income                 2,039    2,192    2,709    2,958
 Non-interest expense               (5,171)  (5,636)  (6,058)  (6,382)
                                  --------- -------- -------- --------
 Pretax income (FTE)                 4,473    5,478    5,995    6,442
 FTE adjustment                       (145)    (138)     (95)     (95)
 Provision for taxes                (1,348)  (1,849)  (2,068)  (2,254)
 Distribution on trust preferred
  securities                          (397)    (397)    (397)    (397)
                                  --------- -------- -------- --------
   Net income                       $2,583   $3,094  $ 3,435  $ 3,696
                                  ========= ======== ======== ========

 Earnings per share - diluted(b)     $0.34    $0.40    $0.44    $0.47

Non-interest Income Detail:
---------------------------
 Trust income                       $  116   $  162   $  163   $  177
 Service charges on deposit
  accounts                           1,035    1,505    1,806    1,770
 Mortgage lending income               647      494      498      734
 Gain (loss) on sale of assets          (9)       9       21        8
 Security gains (losses)                51     (217)       -        -
 Bank owned life insurance income        -        -        -        -
 Other                                 199      239      221      269
                                  --------- -------- -------- --------
   Total non-interest income        $2,039   $2,192   $2,709   $2,958

Non-interest Expense Detail:
----------------------------
 Salaries and employee benefits     $2,894   $3,202   $3,461   $3,653
 Net occupancy expense                 795      859      878      872
 Other operating expenses            1,422    1,537    1,681    1,819
 Goodwill charges                       22        -        -        -
 Amortization of other
  intangibles - pretax                  38       38       38       38
                                  --------- -------- -------- --------
   Total non-interest expense       $5,171   $5,636   $6,058   $6,382

Allowance for Loan Losses:
--------------------------
 Balance beginning of period        $7,754   $8,712   $8,963  $ 9,649
 Allowance added in bank
  acquisition                            -        -        -        -
 Net charge offs                      (521)    (299)    (259)    (421)
 Loan loss provision                 1,479      550      945    1,080
                                  --------- -------- -------- --------
   Balance at end of period         $8,712   $8,963   $9,649  $10,308

Selected Ratios:
----------------
 Net interest margin - FTE(c)         4.62%    4.78%    4.97%    4.96%
 Overhead expense ratio(c)            2.43     2.65     2.73     2.72
 Efficiency ratio                    46.49    48.32    46.60    45.90
 Nonperforming loans/total loans      0.29     0.22     0.37     0.39
 Nonperforming assets/total assets    0.28     0.22     0.31     0.34
 Loans past due 30 days or more,
  including past due non-accrual
  loans, to total loans               0.72     0.79     0.69     0.83



                                  12/31/02  3/31/03  6/30/03  9/30/03
                                  --------- -------- -------- --------
Earnings Summary:
-----------------
 Net interest income               $11,093  $11,274  $12,184  $12,671
 Federal tax (FTE) adjustment          114      180      207      311
                                  --------- -------- -------- --------
 Net interest margin (FTE)          11,207   11,454   12,391   12,982
 Loan loss provision                (1,085)    (750)  (1,095)  (1,050)
 Non-interest income                 3,782    3,522    4,570    5,135
 Non-interest expense               (6,839)  (6,754)  (7,754)  (8,629)
                                  --------- -------- -------- --------
 Pretax income (FTE)                 7,065    7,472    8,112    8,438
 FTE adjustment                       (114)    (180)    (207)    (311)
 Provision for taxes                (2,374)  (2,421)  (2,668)  (2,853)
 Distribution on trust preferred
  securities                          (396)    (396)    (397)       -
                                  --------- -------- -------- --------
   Net income                      $ 4,181  $ 4,475  $ 4,840  $ 5,274
                                  ========= ======== ======== ========

 Earnings per share - diluted(b)     $0.53    $0.56    $0.60    $0.64

Non-interest Income Detail:
---------------------------
 Trust income                       $  227   $  237   $  312   $  493
 Service charges on deposit
  accounts                           1,859    1,674    1,981    2,043
 Mortgage lending income             1,197    1,042    1,626    1,958
 Gain (loss) on sale of assets           4       11       (8)       8
 Security gains (losses)                 -        -       97       36
 Bank owned life insurance income      236      284      291      299
 Other                                 259      274      271      298
                                  --------- -------- -------- --------
   Total non-interest income        $3,782   $3,522   $4,570   $5,135

Non-interest Expense Detail:
----------------------------
 Salaries and employee benefits     $4,078   $4,068   $4,511   $5,186
 Net occupancy expense                 887      994    1,095    1,179
 Other operating expenses            1,836    1,654    2,105    2,202
 Goodwill charges                        -        -        -        -
 Amortization of other
  intangibles - pretax                  38       38       43       62
                                  --------- -------- -------- --------
   Total non-interest expense       $6,839   $6,754   $7,754   $8,629

Allowance for Loan Losses:
--------------------------
 Balance beginning of period       $10,308  $10,936  $11,124  $12,579
 Allowance added in bank
  acquisition                            -        -      660        -
 Net charge offs                      (457)    (562)    (300)    (529)
 Loan loss provision                 1,085      750    1,095    1,050
                                  --------- -------- -------- --------
   Balance at end of period        $10,936  $11,124  $12,579  $13,100

Selected Ratios:
----------------
 Net interest margin - FTE(c)         4.81%    4.81%    4.70%    4.48%
 Overhead expense ratio(c)            2.71     2.61     2.71     2.75
 Efficiency ratio                    45.63    45.10    45.72    47.63
 Nonperforming loans/total loans      0.31     0.27     0.53     0.50
 Nonperforming assets/total assets    0.24     0.21     0.42     0.41
 Loans past due 30 days or more,
  including past due non-accrual
  loans, to total loans               0.75     0.77     0.76     0.64

(b) Data prior to the second quarter of 2002 has been adjusted to give effect to 2-for-1 stock split on June 17, 2002

(c) Annualized


                       Bank of the Ozarks, Inc.
     Average Consolidated Balance Sheet and Net Interest Analysis
                        (Dollars in Thousands)
                               Unaudited


                                               Three Months Ended
                                               September 30, 2003
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest bearing deposits and federal
  funds sold                               $      426  $     4   4.19%
 Investment securities:
  Taxable                                     249,488    2,626   4.18
  Tax-exempt - FTE                             47,078      839   7.07
 Loans - FTE                                  852,483   14,380   6.69
                                           ----------- --------
    Total earnings assets                   1,149,475   17,849   6.16
Non-earning assets                             96,736
                                           -----------
    Total assets                           $1,246,211
                                           ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  351,744  $   723   0.82%
  Time deposits of $100,000 or more           316,815    1,435   1.80
  Other time deposits                         198,206    1,051   2.10
                                           ----------- --------
    Total interest bearing deposits           866,765    3,209   1.47
 Repurchase agreements with customers          33,508       82   0.97
 Other borrowings                             128,678    1,168   3.60
 Trust preferred securities                    18,467      408   8.76
                                           ----------- --------
    Total interest bearing liabilities      1,047,418    4,867   1.84
Non-interest bearing liabilities:
 Non-interest bearing deposits                102,910
 Other non-interest bearing liabilities         5,080
                                           -----------
    Total liabilities                       1,155,408
Guaranteed preferred beneficial interest
 in the Company's subordinated debentures           -
Stockholders' equity                           90,803
                                           -----------
    Total liabilities and stockholders'
     equity                                $1,246,211
                                           ===========
Interest rate spread - FTE                                       4.32%

                                                       --------
Net interest income - FTE                              $12,982
                                                       ========
Net interest margin - FTE                                        4.48%


                                                Nine Months Ended
                                               September 30, 2003
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest bearing deposits and federal
  funds sold                               $      481  $    20   5.42%
 Investment securities:
  Taxable                                     243,049    8,593   4.73
  Tax-exempt - FTE                             33,143    1,790   7.22
 Loans - FTE                                  781,950   40,537   6.93
                                           ----------- --------
    Total earnings assets                   1,058,623   50,940   6.43
Non-earning assets                             89,457
                                           -----------
    Total assets                           $1,148,080
                                           ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  336,222  $ 2,716   1.08%
  Time deposits of $100,000 or more           274,195    3,961   1.93
  Other time deposits                         187,639    3,175   2.26
                                           ----------- --------
    Total interest bearing deposits           798,056    9,852   1.65
 Repurchase agreements with customers          29,739      235   1.06
 Other borrowings                             122,636    3,618   3.94
 Trust preferred securities                     6,223      408   8.76
                                           ----------- --------
    Total interest bearing liabilities        956,654   14,113   1.97
Non-interest bearing liabilities:
 Non-interest bearing deposits                 92,757
 Other non-interest bearing liabilities         4,926
                                           -----------
    Total liabilities                       1,054,337
Guaranteed preferred beneficial interest
 in the Company's subordinated debentures      11,437
Stockholders' equity                           82,306
                                           -----------
    Total liabilities and stockholders'
     equity                                $1,148,080
                                           ===========
Interest rate spread - FTE                                       4.46%

                                                       --------
Net interest income - FTE                              $36,827
                                                       ========
Net interest margin - FTE                                        4.65%



    CONTACT: Bank of the Ozarks, Inc.
             Randy Oates, 501-978-2226